UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

Item 5. Other Events and Required FD Disclosure.

Attached as Exhibit 1.1 hereto is the Underwriting Agreement, dated as of September 25, 2003, by and among Hollis-Eden Pharmaceuticals, Inc. (the “Company”), Jefferies & Company, Inc. and SG Cowen Securities Corporation, as representatives of the several underwriters named therein, entered into in connection with the public offering of 2,500,000 shares (the “Offered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the granting of an over-allotment option to purchase an additional 375,000 shares (which, together with the Offered Shares, are referred to herein as the “Shares”) of Common Stock to the underwriters, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-107318). The Company filed a preliminary prospectus supplement and a final prospectus supplement relating to the issuance and sale of the Shares with the Securities and Exchange Commission on September 24, 2003 and September 25, 2003, respectively, and the closing of the sale and purchase of the Offered Shares occurred on October 1, 2003. Attached as Exhibit 5.1 hereto is the opinion of Cooley Godward LLP relating to the legality of the issuance of the Shares.

A copy of the Company’s press release, dated October 1, 2003, relating to the closing of the sale of the Offered Shares is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated as of September 25, 2003, by and among Hollis-Eden Pharmaceuticals, Inc., Jefferies & Company, Inc. and SG Cowen Securities Corporation.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by the Company on October 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2003	HOLLIS-EDEN PHARMACEUTICALS, INC.

	By:	/s/ ERIC J. LOUMEAU
Eric J. Loumeau Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

1.1	Underwriting Agreement, dated as of September 25, 2003, by and among Hollis-Eden Pharmaceuticals, Inc., Jefferies & Company, Inc. and SG Cowen Securities Corporation.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by the Company on October 1, 2003.